                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1994                  1993
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income (loss) from continuing operations                                     $   (272,254)        $     67,800
Income tax provision (benefit)
    Federal and foreign                                                          (212,719)              47,421
    State                                                                           3,723                5,964
                                                                             -------------        -------------
        Total income tax provision (benefit)                                     (208,996)              53,385

Interest charges                                                                  441,525              156,054
                                                                             -------------        -------------
Income (loss) before income tax provision (benefit) and interest charges     $    (39,726)        $    277,239
                                                                             =============        =============

Fixed charges                                                                $    448,434         $    163,500
                                                                             =============        =============

Ratio of earnings to fixed charges                                                    --                  1.70
                                                                             =============        =============
Amount by which fixed charges exceed earnings                                $    488,159         $        --
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1994                 1993
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $    430,688         $    148,838
Add: portion of rental expense representative of interest factor <F1>              17,746               14,662
                                                                             -------------        -------------
  Total fixed charges                                                        $    448,434         $    163,500

Less: interest capitalized per Consolidated Statement of Income                     6,909                7,446
                                                                             -------------        -------------
  Total interest charges                                                     $    441,525         $    156,054
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.
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